UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018 (March 23, 2018)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2018, Patricia F. Russo notified the Board of Directors (the “Board”) of Arconic Inc. (“Arconic” or the “Company”) that she will not stand for re-election and will retire from the Board effective as of the date of the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). Ms. Russo’s decision not to stand for re-election was not due to any disagreements with the Company on any matters relating to the Company's operations, policies or practices.

As disclosed in the Company’s definitive proxy statement for the 2018 Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2018, the Board has nominated the following 13 director nominees to stand for election to the Board at the 2018 Annual Meeting for a one-year term ending on the date of the Company’s 2019 Annual Meeting of Shareholders: James F. Albaugh, Amy E. Alving, Christopher L. Ayers, Charles P. Blankenship, Arthur D. Collins, Jr., Elmer L. Doty, Rajiv L. Gupta, David P. Hess, Sean O. Mahoney, David J. Miller, E. Stanley O’Neal, John C. Plant and Ulrich R. Schmidt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: March 28, 2018	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary